Exhibit 99.1

AMAZON.COM ANNOUNCES FIRST QUARTER SALES UP 17% TO $59.7 BILLION
SEATTLE—(BUSINESS WIRE) April 25, 2019—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its first quarter ended March 31, 2019.
Operating cash flow increased 89% to $34.4 billion for the trailing twelve months, compared with $18.2 billion for the trailing twelve months ended March 31, 2018. Free cash flow increased to $23.0 billion for the trailing twelve months, compared with $7.3 billion for the trailing twelve months ended March 31, 2018. Free cash flow less principal repayments of finance leases and financing obligations increased to $15.1 billion for the trailing twelve months, compared with $1.1 billion for the trailing twelve months ended March 31, 2018. Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations increased to an inflow of $11.8 billion for the trailing twelve months, compared with an outflow of $3.0 billion for the trailing twelve months ended March 31, 2018.
On January 1, 2019, we adopted accounting guidance amending the accounting for leases, which did not have a material impact on our first quarter operating results. Prior period amounts were not retrospectively adjusted. Under this new guidance, leases we previously referred to as “capital leases” are now referred to as “finance leases.” Leases we previously referred to as “finance leases” are now referred to as “financing obligations.”
Common shares outstanding plus shares underlying stock-based awards totaled 507 million on March 31, 2019, compared with 504 million one year ago.
Net sales increased 17% to $59.7 billion in the first quarter, compared with $51.0 billion in first quarter 2018. Excluding the $1.1 billion unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 19% compared with first quarter 2018.
Operating income increased to $4.4 billion in the first quarter, compared with operating income of $1.9 billion in first quarter 2018.
Net income increased to $3.6 billion in the first quarter, or $7.09 per diluted share, compared with net income of $1.6 billion, or $3.27 per diluted share, in first quarter 2018.
“The son of a working single mom, Leo Jean Baptiste grew up speaking Haitian Creole in a New Jersey home without internet access. He’s also one of our inaugural group of 100 high school seniors to receive a $40,000 Amazon Future Engineer scholarship and Amazon internship,” said Jeff Bezos, Amazon founder and CEO. “He rose to the top of his class and is set to study computer science at college this fall, with the dream of getting a job in machine learning. Our passion for invention led us to create Amazon Future Engineer so we could help young people like Leo from underrepresented groups and underserved communities across the country. In addition to 100 college scholarships a year, we’re funding computer science classes in 1,000 high schools and counting, and inspiring younger kids to explore coding through coding camps and after-school programs. We love this program, and we can’t wait to see what Leo and his fellow future engineers invent.”
Highlights

•	Amazon announced Fire TV now has more than 30 million active users.

•
Amazon launched a new version of the best-selling Fire TV ever – Fire TV Stick with the all-new Alexa Voice Remote, which has a rating of 4.6 stars on Amazon.com and is available in the U.S., Canada, U.K., Germany, Japan, and India.

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Alexa now offers more than 90,000 skills in the Alexa Skills Store from external developers. Amazon introduced health and wellness capabilities for developers to build skills that let customers track baby activities such as sleep, diaper changes, and feedings, and announced a HIPAA-eligible environment for developers with new healthcare skills from Express Scripts, Cigna, and Boston Children’s Hospital.

•	Amazon now offers Apple Music via Alexa on Fire TV, Echo, and Sonos devices in the U.S. and U.K. In addition, Amazon announced the Apple TV app is coming to Fire TV devices.

•
Amazon expanded Alexa features internationally: Echo Show launched in India, France, Italy, and Spain; Echo Input, which allows customers to add Alexa to an existing speaker, launched in India, Japan, France, Italy, Spain, and Australia; and Skype calling with Alexa expanded to Germany, France, Italy, Spain, and Mexico. Additionally, Alexa can now understand French in Canada, with a new experience built from the ground up for French Canadian customers.

•
Amazon announced plans to bring Alexa to Brazil later this year. Developers can start building skills using the Brazilian Portuguese voice model, and commercial manufacturers can request access to the Alexa Voice Service developer preview to create devices with Alexa built-in. Bose, Intelbras, and LG, among others, have already committed to bringing Alexa built-in products to Brazilian customers.

•
Alexa Auto launched in new vehicles, including the all-new Audi e-tron, so customers can ask Alexa to play music, locate points of interest, control smart home devices, and access thousands of Alexa skills with just their voice. Additionally, Amazon released new tools for developers to optimize their skills for Echo Auto, Alexa-enabled vehicles, and other automotive accessories with Alexa built-in.

•
Amazon introduced the all-new Kindle for $89.99, the first Kindle with a built-in adjustable front light for under $100. The Kindle also includes an updated design, the latest electronic ink technology for better contrast, and three months of Kindle Unlimited for free.

•
Amazon and Google announced that in the coming months, the two companies will launch the official YouTube app on Amazon Fire TV devices and Fire TV Edition smart TVs, as well as the Prime Video app for streaming to Chromecast and Chromecast built-in devices. Prime Video will also be broadly available across Android TV device partners, and the YouTube TV and YouTube Kids apps will also come to Fire TV later this year.

•	MLB.tv launched as a subscription on Prime Video Channels, offering Prime customers streaming access to regular season out-of-market baseball games, both live and on-demand.

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Prime Video debuted Original Series Hanna, a part high-concept thriller, part coming-of-age drama, based on the 2011 film, and announced the series was picked up for season two. Additionally, the film Guava Island starring Donald Glover and Rihanna, launched on Prime Video after a surprise premiere at Coachella.

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Amazon Studios greenlit more than 20 new and returning local Prime Original Series, including La Templanza in Spain, Wir Kinder vom Bahnhof Zoo in Germany, Bandish Bandits in India, El Presidente in Mexico, and The Bachelorette in Japan.

•
Amazon and Whole Foods Market announced a third round of price cuts, offering new lower prices on fresh produce for all customers and expanded Prime benefits with more exclusive weekly deals on popular products across departments.

•
Customer demand for free, two-hour delivery from Whole Foods Market via Prime Now continues to exceed expectations. To meet this demand, Amazon and Whole Foods Market continue to grow the service in existing metros to serve even more customers and expand coverage to new metros, including the most recent delivery expansion to nine additional U.S. metros. Currently, delivery from Whole Foods Market via Prime Now is available in 75 U.S. metros, and grocery pickup from Whole Foods Market via Prime Now is available in 30 metros, with plans for continued expansion this year.

•
Amazon Day, a new delivery innovation that gives Prime members the option to choose a day of the week for their packages to arrive, became available to all U.S. Prime and Business Prime members. Millions of Prime members are now using Amazon Day, making it easy for customers to group and receive purchases, and, in many cases, in fewer boxes. Members can still choose from Prime’s fast, free shipping options for any item they don’t want to include as part of their Amazon Day shipment.

•
Key by Amazon is now available to millions more Prime members in 50 U.S. cities and surrounding areas. Additionally, Prime members can choose Key for Garage for secure delivery of Amazon packages, as well as to Key for Home and Key for Car.

•
Customers in the U.S. can now use their Flexible Spending Account and Health Savings Account debit cards towards eligible purchases on Amazon, eliminating the need to pay out-of-pocket or submit receipts for reimbursement.

•
Amazon now accepts New York-issued Supplemental Nutrition Assistance Program (SNAP) EBT cards as part of an online pilot launched in collaboration with the United States Department of Agriculture. Millions of beneficiaries can now use their nutrition assistance benefits to order groceries online and have them delivered directly to their door, including through free access to Prime Pantry and Amazon Fresh.

•
Amazon announced its new Selling Partner Summits in the U.S, a series of six conferences for small and medium-sized business (SMBs) to help build their business in Amazon’s stores. Each Summit will feature an Amazon-led educational track, experts lounge, and product labs.

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Amazon launched more than 50 new and enhanced tools designed for SMBs to help build their business in Amazon’s stores. Amazon invests billions of dollars each year on infrastructure, tools, and services that enable SMBs to reach new customers and successfully sell their products online.

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Amazon announced Shipment Zero, the company’s vision to make all customer shipments net zero carbon, with the goal of making 50% of all shipments net zero by 2030. To track this progress, Amazon will share its company-wide carbon footprint as well as related goals and programs later this year.

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As part of its long-term goal to power all Amazon Web Services (AWS) global infrastructure with renewable energy, Amazon announced three new renewable energy projects. These projects – in Ireland, Sweden, and the U.S. – are expected to generate over 670,000 megawatt hours of renewable energy annually. The new projects are part of Amazon’s long-term commitment to achieve 100% renewable energy powering the AWS global infrastructure.

•
Amazon announced the first-ever recipients of the Amazon Future Engineer (AFE) scholarship. AFE is a childhood-to-career program that works to inspire and educate millions of children and young adults each year from underrepresented and underserved communities to pursue careers in the fast-growing field of computer science and coding. The 100 student recipients were each awarded a $40,000 scholarship to study computer science at a college of their choice, as well as a guaranteed paid internship offer at Amazon after their freshmen year of college.

•
Amazon Future Engineer announced robotics grants to 100 schools serving students from underrepresented and underserved communities. The schools will receive FIRST Robotics memberships, giving each school the opportunity to start their first robotics club, $10,000 from Amazon to expand access to computer science education in their school, and a tour of a local Amazon Robotics fulfillment center.

•
Amazon announced a collaboration with the National Science Foundation to commit up to $10 million in research grants per year over the next three years focused on fairness in Artificial Intelligence (AI), with the goal of contributing to trustworthy AI systems that are readily accepted and deployed to tackle challenges facing society.

•	Amazon was recognized by LinkedIn as one of the most desirable companies to work for in the U.S., U.K., Australia, India, Japan, China, Canada, Germany, and Mexico.

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AWS announced several new customer commitments and major migrations during the quarter: Gogo, Inc. and Lyft are going all-in on AWS; Second Spectrum and the L.A. Clippers named AWS their official cloud and machine learning provider; Standard Bank Group and Vertafore selected AWS as their preferred cloud provider; the Guinness Six Nations Championship named AWS as their official technology provider; Volkswagen is joining forces with AWS to transform automotive manufacturing, powering the Volkswagen Industrial Cloud, and integrating more than 30,000 facilities and 1,500 suppliers and partners in Volkswagen’s global supply chain over time; and Ford and Autonomic, creators of the Transportation Mobility Cloud (TMC), selected AWS to power TMC and become the standard connected car solution for Ford vehicles, giving automotive manufacturers and software developers the cloud infrastructure needed to build innovative connected vehicle services at scale.

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AWS continued to expand its infrastructure to best serve customers, launching the AWS Asia Pacific (Hong Kong) Region, and announcing plans for the AWS Asia Pacific (Jakarta) Region. AWS now provides 64 Availability Zones across 21 infrastructure regions globally, with announced plans for another 12 Availability Zones and four regions in Bahrain, Indonesia, Italy, and South Africa.

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AWS announced the general availability of Amazon S3 Glacier Deep Archive, a new storage class that provides secure, durable object storage for long-term retention of data that is rarely accessed. At just $0.00099 per GB-month (less than one-tenth of one cent, or $1 per TB-month), S3 Glacier Deep Archive offers the lowest cost storage in the cloud, at prices significantly lower than storing and maintaining data in on-premises magnetic tape libraries or archiving data off-site. In its first week of availability, Deep Archive grew three times faster than any other storage class in the 13 years since S3 launched. Now with six different storage class options, Amazon S3 provides the broadest array of cost-optimization options available in the cloud today.

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AWS announced the general availability of Concurrency Scaling for Amazon Redshift, a new Amazon Redshift feature that automatically adds and removes capacity to handle unpredictable demand from thousands of concurrent users. With more than 200 new features and enhancements in the last two years, Amazon Redshift is delivering an average of 10x faster query times. Pfizer, McDonald’s, Hilton Hotels Worldwide, Yelp, Intuit, Redfin, FOX Corporation, NTT DOCOMO, Equinox Fitness, and Edmunds are among the more than 10,000 customers collectively processing more than two exabytes with Amazon Redshift every day.

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AWS announced the general availability of Amazon EFS Infrequent Access (IA), a new storage class for Amazon EFS that is designed for files accessed less frequently, enabling customers to reduce storage costs by up to 85% compared to the Amazon EFS Standard storage class. With EFS IA, Amazon EFS customers simply enable Lifecycle Management, and any file not accessed after 30 days gets automatically moved to the EFS IA storage class.

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AWS announced Open Distro for Elasticsearch, a 100% open source distribution of the Elasticsearch analytics engine that includes features like security, alerting, cluster diagnostics, and SQL support. With all of the features of Open Distro for Elasticsearch licensed under Apache 2.0, developers can use it without any commercial use restrictions, providing customers a fully-featured, completely open source distribution that makes it easy for everyone to use, collaborate, and contribute.

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AWS announced the general availability of Amazon WorkLink, a fully-managed service that enables companies to provide their workforce with secure one-click access to internal websites and web applications from their mobile devices without connecting to VPNs or using custom browsers. Amazon WorkLink removes the need to build and maintain complicated infrastructure and software deployments to secure mobile access to internal content while also reducing the risk of information loss or theft because content is never stored or cached on devices.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of April 25, 2019, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and customer spending, world events, the rate of growth of the Internet, online commerce, and cloud services, and the various factors detailed below.
Second Quarter 2019 Guidance

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Net sales are expected to be between $59.5 billion and $63.5 billion, or to grow between 13% and 20% compared with second quarter 2018. This guidance anticipates an unfavorable impact of approximately 150 basis points from foreign exchange rates.

•	Operating income is expected to be between $2.6 billion and $3.6 billion, compared with $3.0 billion in second quarter 2018.

•	This guidance assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded.

A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Fire tablets, Fire TV, Amazon Echo, and Alexa are some of the products and services pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2018	2019	2018	2019

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$21,856	$32,173	$16,301	$17,616
OPERATING ACTIVITIES:
Net income	1,629	3,561	3,938	12,005
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of property and equipment and capitalized content costs, operating lease assets, and other	3,671	4,854	12,714	16,524
Stock-based compensation	1,182	1,274	4,605	5,509
Other operating expense (income), net	56	(13)	216	205
Other expense (income), net	(184)	(135)	(437)	268
Deferred income taxes	141	415	134	714
Changes in operating assets and liabilities:
Inventories	2,220	719	(2,309)	(2,815)
Accounts receivable, net and other	1,029	(401)	(4,716)	(6,043)
Accounts payable	(10,216)	(6,384)	3,749	7,095
Accrued expenses and other	(2,225)	(2,932)	(538)	(235)
Unearned revenue	906	888	838	1,133
Net cash provided by (used in) operating activities	(1,791)	1,846	18,194	34,360
INVESTING ACTIVITIES:
Purchases of property and equipment	(3,098)	(3,290)	(12,905)	(13,619)
Proceeds from property and equipment incentives	371	569	1,981	2,303
Acquisitions, net of cash acquired, and other	(13)	(1,169)	(13,939)	(3,342)
Sales and maturities of marketable securities	2,677	2,643	10,444	8,205
Purchases of marketable securities	(470)	(6,876)	(11,846)	(13,506)
Net cash provided by (used in) investing activities	(533)	(8,123)	(26,265)	(19,959)
FINANCING ACTIVITIES:
Proceeds from long-term debt and other	125	190	16,332	833
Repayments of long-term debt and other	(202)	(351)	(1,463)	(817)
Principal repayments of finance leases	(2,015)	(2,214)	(5,981)	(7,649)
Principal repayments of financing obligations	(72)	(2)	(235)	(266)
Net cash provided by (used in) financing activities	(2,164)	(2,377)	8,653	(7,899)
Foreign currency effect on cash, cash equivalents, and restricted cash	248	(12)	733	(611)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(4,240)	(8,666)	1,315	5,891
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$17,616	$23,507	$17,616	$23,507
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$282	$286	$607	$858
Cash paid for operating leases	—	709	—	709
Cash paid for interest on finance leases	75	165	234	471
Cash paid for interest on financing obligations	54	2	153	142
Cash paid for income taxes, net of refunds	513	168	1,224	840
Assets acquired under operating leases	—	875	—	875
Property and equipment acquired under finance leases	2,270	2,628	10,020	10,972
Property and equipment acquired under build-to-suit arrangements	741	436	3,081	3,336
______________________________
On January 1, 2019, we adopted accounting guidance amending the accounting for leases, which did not have a material impact on our Q1 2019 operating results. Prior period amounts were not retrospectively adjusted. Under this new guidance, leases we previously referred to as “capital leases” are now referred to as “finance leases.” Leases we previously referred to as “finance leases” are now referred to as “financing obligations.”

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2018	2019

Net product sales	$31,605	$34,283
Net service sales	19,437	25,417
Total net sales	51,042	59,700
Operating expenses:
Cost of sales	30,735	33,920
Fulfillment	7,792	8,601
Marketing	2,699	3,664
Technology and content	6,759	7,927
General and administrative	1,067	1,173
Other operating expense (income), net	63	(5)
Total operating expenses	49,115	55,280
Operating income	1,927	4,420
Interest income	80	183
Interest expense	(330)	(366)
Other income (expense), net	239	164
Total non-operating income (expense)	(11)	(19)
Income before income taxes	1,916	4,401
Provision for income taxes	(287)	(836)
Equity-method investment activity, net of tax	—	(4)
Net income	$1,629	$3,561
Basic earnings per share	$3.36	$7.24
Diluted earnings per share	$3.27	$7.09
Weighted-average shares used in computation of earnings per share:
Basic	484	491
Diluted	498	502

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended March 31,
	2018	2019

Net income	$1,629	$3,561
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $21 and $(1)	59	(8)
Net change in unrealized gains (losses) on available-for-sale debt securities:
Unrealized gains (losses), net of tax of $9 and $0	(44)	32
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $0 and $0	2	1
Net unrealized gains (losses) on available-for-sale debt securities	(42)	33
Total other comprehensive income (loss)	17	25
Comprehensive income	$1,646	$3,586

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended March 31,
	2018	2019

North America
Net sales	$30,725	$35,812
Operating expenses	29,576	33,525
Operating income	$1,149	$2,287

International
Net sales	$14,875	$16,192
Operating expenses	15,497	16,282
Operating income (loss)	$(622)	$(90)

AWS
Net sales	$5,442	$7,696
Operating expenses	4,042	5,473
Operating income	$1,400	$2,223

Consolidated
Net sales	$51,042	$59,700
Operating expenses	49,115	55,280
Operating income	1,927	4,420
Total non-operating income (expense)	(11)	(19)
Provision for income taxes	(287)	(836)
Equity-method investment activity, net of tax	—	(4)
Net income	$1,629	$3,561

Segment Highlights:
Y/Y net sales growth:
North America	46%	17%
International	34	9
AWS	49	41
Consolidated	43	17
Net sales mix:
North America	60%	60%
International	29	27
AWS	11	13
Consolidated	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	December 31, 2018	March 31, 2019
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,750	$23,115
Marketable securities	9,500	13,905
Inventories	17,174	16,432
Accounts receivable, net and other	16,677	15,979
Total current assets	75,101	69,431
Property and equipment, net	61,797	61,048
Operating leases	—	20,132
Goodwill	14,548	14,708
Other assets	11,202	12,783
Total assets	$162,648	$178,102
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,192	$31,809
Accrued expenses and other	23,663	24,588
Unearned revenue	6,536	7,298
Total current liabilities	68,391	63,695
Long-term lease liabilities	9,650	33,275
Long-term debt	23,495	23,322
Other long-term liabilities	17,563	9,400
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 514 and 516
Outstanding shares — 491 and 492	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	26,791	28,059
Accumulated other comprehensive loss	(1,035)	(1,010)
Retained earnings	19,625	23,193
Total stockholders’ equity	43,549	48,410
Total liabilities and stockholders’ equity	$162,648	$178,102

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM) (1)	$18,365	$18,194	$21,793	$26,604	$30,723	$34,360	89%
Operating cash flow -- TTM Y/Y growth	7%	4%	22%	57%	67%	89%	N/A
Purchases of property and equipment, net of proceeds from property and equipment incentives -- TTM	$10,058	$10,924	$11,372	$11,239	$11,323	$11,316	4%
Principal repayments of finance leases -- TTM (2)	$4,799	$5,981	$6,037	$7,016	$7,449	$7,649	28%
Principal repayments of financing obligations -- TTM (2)	$200	$235	$244	$277	$337	$266	13%
Equipment acquired under finance leases -- TTM (2) (3)	$9,637	$10,020	$9,631	$9,704	$10,615	$10,909	9%
Principal repayments of all other finance leases -- TTM (2) (4)	$—	$—	$—	$—	$—	$76	N/A
Free cash flow -- TTM (1) (5)	$8,307	$7,270	$10,421	$15,365	$19,400	$23,044	217%
Free cash flow less principal repayments of finance leases and financing obligations -- TTM (1) (2) (6)	$3,308	$1,054	$4,140	$8,072	$11,614	$15,129	N/A
Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations -- TTM (1) (2) (7)	$(1,530)	$(2,985)	$546	$5,384	$8,448	$11,793	N/A
Common shares and stock-based awards outstanding	504	504	506	507	507	507	1%
Common shares outstanding	484	485	487	489	491	492	1%
Stock-based awards outstanding	20	19	19	18	16	15	(22)%
Stock-based awards outstanding -- % of common shares outstanding	4.2%	3.9%	3.9%	3.7%	3.2%	3.0%	N/A
Results of Operations
Worldwide (WW) net sales	$60,453	$51,042	$52,886	$56,576	$72,383	$59,700	17%
WW net sales -- Y/Y growth, excluding F/X	36%	39%	37%	30%	21%	19%	N/A
WW net sales -- TTM	$177,866	$193,194	$208,125	$220,958	$232,887	$241,546	25%
WW net sales -- TTM Y/Y growth, excluding F/X	31%	34%	36%	35%	30%	26%	N/A
Operating income	$2,127	$1,927	$2,983	$3,724	$3,786	$4,420	129%
F/X impact -- favorable (unfavorable)	$(33)	$(29)	$42	$90	$123	$84	N/A
Operating income -- Y/Y growth (decline), excluding F/X	72%	95%	369%	948%	72%	125%	N/A
Operating margin -- % of WW net sales	3.5%	3.8%	5.6%	6.6%	5.2%	7.4%	N/A
Operating income -- TTM	$4,106	$5,028	$7,384	$10,762	$12,421	$14,914	197%
Operating income -- TTM Y/Y growth (decline), excluding F/X	1%	25%	115%	231%	197%	190%	N/A
Operating margin -- TTM % of WW net sales	2.3%	2.6%	3.5%	4.9%	5.3%	6.2%	N/A
Net income	$1,856	$1,629	$2,534	$2,883	$3,027	$3,561	119%
Net income per diluted share	$3.75	$3.27	$5.07	$5.75	$6.04	$7.09	117%
Net income -- TTM	$3,033	$3,938	$6,275	$8,902	$10,073	$12,005	205%
Net income per diluted share -- TTM	$6.15	$7.90	$12.63	$17.85	$20.14	$23.96	203%
______________________________

(1)	As a result of the adoption of accounting guidance in Q1 2018, we retrospectively adjusted our consolidated statements of cash flows to add restricted cash to cash and cash equivalents.

(2)
On January 1, 2019, we adopted accounting guidance amending the accounting for leases, which did not have a material impact on our Q1 2019 operating results. Prior period amounts were not retrospectively adjusted. Under this new guidance, leases we previously referred to as “capital leases” are now referred to as “finance leases.” Leases we previously referred to as “finance leases” are now referred to as “financing obligations.”

(3)
For the twelve months ended March 31, 2019, this amount relates to equipment included in “Property and equipment acquired under finance leases” of $10,972 million. Amounts for prior periods have not been retrospectively adjusted.

(4)
For the twelve months ended March 31, 2019, this amount relates to property included in “Principal repayments of finance leases” of $7,649 million. Amounts for prior periods have not been retrospectively adjusted.

(5)	Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, net of proceeds from property and equipment incentives.”

(6)
Free cash flow less principal repayments of finance leases and financing obligations is free cash flow reduced by “Principal repayments of finance leases” and “Principal repayments of financing obligations.”

(7)
Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations is free cash flow reduced by equipment acquired under finance leases, which is included in “Property and equipment acquired under finance leases,” principal repayments of all other finance lease liabilities, which is included in “Principal repayments of finance leases,” and “Principal repayments of financing obligations.”

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Y/Y % Change
Segments
North America Segment:
Net sales	$37,302	$30,725	$32,169	$34,348	$44,124	$35,812	17%
Net sales -- Y/Y growth, excluding F/X	42%	46%	44%	35%	18%	17%	N/A
Net sales -- TTM	$106,110	$115,843	$125,642	$134,545	$141,366	$146,453	26%
Operating income	$1,692	$1,149	$1,835	$2,032	$2,251	$2,287	99%
F/X impact -- favorable (unfavorable)	$(8)	$(10)	$1	$9	$17	$13	N/A
Operating income -- Y/Y growth (decline), excluding F/X	108%	95%	321%	N/A	32%	98%	N/A
Operating margin -- % of North America net sales	4.5%	3.7%	5.7%	5.9%	5.1%	6.4%	N/A
Operating income -- TTM	$2,837	$3,390	$4,788	$6,708	$7,267	$8,405	148%
Operating margin -- TTM % of North America net sales	2.7%	2.9%	3.8%	5.0%	5.1%	5.7%	N/A
International Segment:
Net sales	$18,038	$14,875	$14,612	$15,549	$20,829	$16,192	9%
Net sales -- Y/Y growth, excluding F/X	22%	21%	21%	15%	19%	16%	N/A
Net sales -- TTM	$54,297	$58,111	$61,239	$63,074	$65,866	$67,184	16%
Operating income (loss)	$(919)	$(622)	$(494)	$(385)	$(642)	$(90)	(86)%
F/X impact -- favorable (unfavorable)	$20	$70	$86	$47	$55	$(39)	N/A
Operating income/loss -- Y/Y growth (decline), excluding F/X	93%	44%	(20)%	(54)%	(24)%	(92)%	N/A
Operating margin -- % of International net sales	(5.1)%	(4.2)%	(3.4)%	(2.5)%	(3.1)%	(1.0)%	N/A
Operating income (loss) -- TTM	$(3,062)	$(3,202)	$(2,971)	$(2,420)	$(2,142)	$(1,610)	(50)%
Operating margin -- TTM % of International net sales	(5.6)%	(5.5)%	(4.9)%	(3.8)%	(3.3)%	(2.4)%	N/A
AWS Segment:
Net sales	$5,113	$5,442	$6,105	$6,679	$7,430	$7,696	41%
Net sales -- Y/Y growth, excluding F/X	44%	48%	49%	46%	46%	42%	N/A
Net sales -- TTM	$17,459	$19,240	$21,244	$23,339	$25,655	$27,909	45%
Operating income	$1,354	$1,400	$1,642	$2,077	$2,177	$2,223	59%
F/X impact -- favorable (unfavorable)	$(45)	$(89)	$(45)	$34	$51	$110	N/A
Operating income -- Y/Y growth, excluding F/X	51%	67%	84%	75%	57%	51%	N/A
Operating margin -- % of AWS net sales	26.5%	25.7%	26.9%	31.1%	29.3%	28.9%	N/A
Operating income -- TTM	$4,331	$4,840	$5,567	$6,473	$7,296	$8,119	68%
Operating margin -- TTM % of AWS net sales	24.8%	25.2%	26.2%	27.7%	28.4%	29.1%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Y/Y % Change
Net Sales:
Online stores (1)	$35,383	$26,939	$27,165	$29,061	$39,822	$29,498	10%
Online stores - Y/Y growth, excluding F/X	17%	13%	12%	11%	14%	12%	N/A
Physical stores (2)	$4,522	$4,263	$4,312	$4,248	$4,401	$4,307	1%
Physical stores - Y/Y growth, excluding F/X	N/A	N/A	N/A	N/A	(3)%	1%	N/A
Third-party seller services (3)	$10,523	$9,265	$9,702	$10,395	$13,383	$11,141	20%
Third-party seller services - Y/Y growth, excluding F/X	38%	39%	36%	32%	28%	23%	N/A
Subscription services (4)	$3,177	$3,102	$3,408	$3,698	$3,959	$4,342	40%
Subscription services - Y/Y growth, excluding F/X	47%	56%	55%	52%	26%	42%	N/A
AWS	$5,113	$5,442	$6,105	$6,679	$7,430	$7,696	41%
AWS - Y/Y growth, excluding F/X	44%	48%	49%	46%	46%	42%	N/A
Other (5) (6)	$1,735	$2,031	$2,194	$2,495	$3,388	$2,716	34%
Other - Y/Y growth, excluding F/X (6)	60%	132%	129%	123%	97%	36%	N/A

Stock-based Compensation Expense
Cost of sales	$14	$15	$19	$19	$21	$24	64%
Fulfillment	$256	$244	$320	$269	$287	$234	(4)%
Marketing	$148	$161	$190	$201	$217	$209	29%
Technology and content	$637	$631	$788	$719	$750	$675	7%
General and administrative	$124	$132	$151	$142	$142	$132	—%
Total stock-based compensation expense	$1,179	$1,183	$1,468	$1,350	$1,417	$1,274	8%
Other
WW shipping costs	$7,368	$6,069	$5,990	$6,568	$9,041	$7,320	21%
WW shipping costs -- Y/Y growth	31%	38%	31%	22%	23%	21%	N/A
WW paid units -- Y/Y growth (7)	23%	22%	17%	15%	14%	10%	N/A
WW seller unit mix -- % of WW paid units (7)	51%	52%	53%	53%	52%	53%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	566,000	563,100	575,700	613,300	647,500	630,600	12%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth	66%	60%	51%	13%	14%	12%	N/A
________________________

(1)
Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, music, videos, games, and software. These product sales include digital products sold on a transactional basis. Digital product subscriptions that provide unlimited viewing or usage rights are included in Subscription services.

(2)	Includes product sales where our customers physically select items in a store.

(3)	Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.

(4)	Includes annual and monthly fees associated with Amazon Prime memberships, as well as audiobook, digital video, e-book, digital music, and other non-AWS subscription services.

(5)	Primarily includes sales of advertising services, as well as sales related to our other service offerings.

(6)	As a result of revenue recognition accounting guidance adopted on January 1, 2018, certain advertising services are classified as revenue rather than a reduction in cost of sales.

(7)	Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts established when a customer places an order through one of our stores. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

AWS Customers

•
References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.

Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers in our stores as well as Amazon-owned items sold in other stores. Units sold are paid units and do not include units associated with AWS, certain acquisitions, certain subscriptions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Dave Fildes, amazon-ir@amazon.com	Dan Perlet, amazon-pr@amazon.com
amazon.com/ir	amazon.com/pr